UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional materials

☐	Soliciting Material Pursuant to §240.14a-12

BENITEC BIOPHARMA INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

3940 Trust Way

Hayward, California 94545

2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 7, 2022

October 25, 2022

Dear Stockholders:

You are cordially invited to the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Benitec Biopharma Inc. This year’s Annual Meeting will be conducted exclusively via the Internet at a virtual audio web conference at https://meetnow.global/MVNT77G on December 7, 2022, beginning at 3:00 p.m., Pacific Time. You will be able to attend the annual meeting, vote and submit questions during the Annual Meeting by visiting the Annual Meeting website. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this over an in-person meeting. We have continued to monitor the public health impact of the coronavirus (COVID-19) pandemic, and believe that offering a virtual only meeting format will help to support the health and well-being of our partners, employees and stockholders.

The Notice of Annual Meeting of Stockholders and Proxy Statement describing the matters to be acted upon at the Annual Meeting are contained in the following pages. Stockholders also are entitled to vote on any other matters that properly come before the Annual Meeting.

Your vote is important. Enclosed is a proxy that will entitle you to vote your shares on the matters to be considered at the Annual Meeting, even if you are unable to attend the virtual meeting online. Regardless of the number of shares you own, please be sure you are represented at the Annual Meeting either by attending virtually, voting on the Internet or by telephone or returning a signed proxy card as soon as possible.

On behalf of Benitec Biopharma Inc., I thank you for your ongoing interest and investment in our company.

Sincerely,

Dr. Jerel Banks

Chief Executive Officer and Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 7, 2022

The Annual Meeting of Stockholders (“Annual Meeting” or “2022 Annual Meeting”) of Benitec Biopharma Inc. will be held virtually on December 7, 2022, at 3:00 p.m., Pacific Time. The Annual Meeting can be accessed by visiting https://meetnow.global/MVNT77G, where you will be able to listen to the meeting live, submit questions, and vote online for the following purposes:

1.	Election of Directors. The election of two Class III directors to hold office until our 2025 Annual Meeting of Stockholders or until their successors are elected and qualified.

2.	Ratification of Appointment of Independent Accounting Firm. Ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023.

3.	Say-on-Pay Vote. A non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in the attached proxy statement.

4.

Approval of Increase in Authorized Common Stock. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 shares to 160,000,000 shares, and to make a corresponding change to the number of authorized shares of capital stock.

5.

Approval of Preferred Stock. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to authorize 5,000,000 shares of preferred stock, par value $0.0001 per share, and to make a corresponding change to the number of authorized shares of capital stock.

6.

Approval of Reverse Stock Split of Common Stock. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-5 to 1-for-20, such ratio to be determined in the discretion of the Company’s Board of Directors.

7.	Adjournment. To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the other proposals in this Proxy Statement.

8.	Other Matters. The transaction of such other business as may lawfully come before the Annual Meeting or any adjournment(s) thereof.

Pursuant to the Company’s Amended and Restated Bylaws, the Board of Directors has fixed the close of business on October 12, 2022 as the record date for determination of the stockholders entitled to vote at the Annual Meeting and any adjournments thereof. You can ensure that your shares are voted at the Annual Meeting by voting via the Internet or by completing, signing and returning the enclosed proxy card. If you do attend the Annual Meeting virtually, you may then withdraw your proxy and vote your shares during the virtual meeting. In any event, you may revoke your proxy prior to the Annual Meeting. Shares represented by proxies that are returned properly signed but unmarked will be voted in favor of the proposals made by the Company.

Beginning on or about October 25, 2022, we will send to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet, how to vote your shares and how to attend the Annual Meeting virtually. You may elect to receive future notices, proxy materials and annual reports electronically by following the instructions in this Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND OUR ANNUAL MEETING VIRTUALLY, PLEASE VOTE VIA THE INTERNET, BY TELEPHONE, OR SIGN AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT OUR ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.

By Order of the Board of Directors,

Dr. Jerel Banks
Chief Executive Officer

Hayward, California

October 25, 2022

Important Notice Regarding Availability of Proxy Materials for the 2022 Annual Meeting of

Stockholders to be held on December 7, 2022

Our Proxy Statement, Annual Report on Form 10-K, as amended, and proxy card are available on the Internet at www.edocumentview.com/BNTC and at the “SEC Filings” section under the “Investors” tab on our corporate website at www.benitec.com.

2022 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

i

Page
Pre-Approval Policies	22
Required Vote	22
Board Recommendation	22

AUDIT COMMITTEE REPORT	23

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION	24
Required Vote	24
Board Recommendation	24

PROPOSAL 4—APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	25
Background and Purpose of the Proposal	25
Potential Consequences if Proposal 4 is Not Approved	26
Rights of Additional Authorized Shares	26
Potential Adverse Effects of Increase in Authorized Common Stock	26
Anti-Takeover Effects	27
Timing of Proposed Amendment	27
Required Vote	27
Board Recommendation	27

PROPOSAL 5—APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF UP TO 5,000,000 SHARES OF PREFERRED STOCK	28
General	28
Background and Purpose of the Proposal	28
Effects of Preferred Stock Amendment on Current Stockholders	28
Anti-Takeover Effects	29
Timing of Proposed Amendment	29
Required Vote	29
Board Recommendation	30

PROPOSAL 6—APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK	31
Reasons for Seeking Stockholder Approval	31
Purpose and Material Effects of Proposed Reverse Stock Split	32
Anti-Takeover Effects	34
Certain Effects of the Reverse Stock Split	34
Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates	35
Fractional Shares	36
Criteria to be used for Decision to Apply the Reverse Stock Split	36
Federal Income Tax Consequences of the Reverse Stock Split	36
No Appraisal Rights	37
Required Vote	37
Board Recommendation	38

PROPOSAL 7—APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES	39
Adjournment of the Annual Meeting	39
Required Vote	39
Board Recommendation	39

ii

iii

3940 Trust Way

Hayward, California 94545

2022 ANNUAL MEETING PROXY STATEMENT

We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Benitec Biopharma Inc. for the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on December 7, 2022 at 3:00 p.m., Pacific Time, and for any adjournment or postponement of the Annual Meeting. The Annual Meeting can be accessed by visiting https://meetnow.global/MVNT77G, where you will be able to listen to the meeting live, submit questions, and vote online. The mailing of the Notice of Internet Availability of Proxy Materials and the Proxy Statement and Annual Report will commence on or about October 25, 2022.

Electronic copies of this Proxy Statement and the Annual Report for the year ended June 30, 2022 are available at www.edocumentview.com/BNTC and on the Internet through the Securities and Exchange Commission’s electronic data system called EDGAR at www.sec.gov or through the “Investor” section of our website at www.benitec.com.

In this Proxy Statement, “we,” “us,” “our,” “Benitec” and the “Company” refer to Benitec Biopharma Inc., a Delaware corporation, and its subsidiaries.

This Proxy Statement is being made available to you because you own shares of our common stock, par value $0.0001 per share, as of the Record Date, which entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the virtual Annual Meeting. This Proxy Statement describes the matters we would like you to vote on and provides information on those matters.

INFORMATION CONCERNING SOLICITATION AND VOTING

Attendance and Record Date

Only holders of record of our common stock at the close of business on October 12, 2022 (the “Record Date”) are entitled to notice of our Annual Meeting and to vote at our Annual Meeting. As of the Record Date, we had 25,809,533 shares of our common stock issued and outstanding.

Voting and Solicitation

Each share of our common stock is entitled to one vote on all matters presented at our Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed unrevoked proxies will be voted: (i) FOR the election of the director nominees named in this Proxy Statement as Class III directors (“Proposal 1”), (ii) FOR the ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2023 (“Proposal 2”), (iii) FOR the approval of the non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (“Proposal 3”), (iv) FOR the approval of the increase in our authorized common stock (“Proposal 4”), (v) FOR the approval of the authorization of preferred stock (“Proposal 5”), (vi) FOR the approval to effect the reverse stock split (“Proposal 6”), and (vii) FOR the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the other proposals in this Proxy Statement (“Proposal 7”). No other business is expected to come before stockholders at our Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed proxy card will vote such proxy in accordance with their best judgement (including the recommendation of our Board).

Directors, officers, agents and employees and the Company may communicate with stockholders, banks, brokerage houses and others by mail, telephone, e-mail, in person or otherwise to solicit proxies. We may hire a proxy solicitation firm at standard industry rates to assist in the solicitation of proxies. All expenses incurred in connection with this solicitation will be borne by us. We request that brokerage houses, nominees, custodians, fiduciaries and other like parties forward the soliciting materials to the underlying beneficial owners of our common stock. We will reimburse reasonable charges and expenses in doing so.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Secretary, at or before the taking of the vote at our Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending our Annual Meeting and voting at such meeting. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the stockholder’s instructions indicated on the proxy card.

Quorum and Voting Requirements

Quorum. The required quorum for the transaction of business at our Annual Meeting is the holders of a majority of shares of common stock issued and outstanding on the Record Date and entitled to vote at our Annual Meeting, present in person, by remote communication, or by proxy. Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at our Annual Meeting with respect to such matter. Abstentions and broker non-votes will also count toward the presence of a quorum. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting in person or by proxy and entitled to vote. Below is a discussion of the effect of abstentions and broker non-votes on the results of each proposal.

Voting Requirements to Approve Proposals. The election of our Class III directors pursuant to Proposal 1 will be by a “plurality” of the shares voted (meaning that the nominees with the largest number of votes are elected), up to the maximum number of directors to be chosen (in this case, two directors). “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the results of Proposal 1. The approval of Proposal 2, the ratification of Baker Tilly LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2023, Proposal 3, the Say-on-Pay Vote, and Proposal 7, the Adjournment Proposal, each require the affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting (meaning that of the shares represented at the meeting and entitled to vote, a majority of them must be voted “FOR” Proposals 2, 3, and 7 for such proposal to be approved). Abstentions will have the same effect as a vote “AGAINST” Proposal 2, Proposal 3, and Proposal 7, and broker non-votes will have no effect on the results of Proposals 2, 3, or 7. As discussed below, because brokers will have discretionary voting authority with respect to Proposal 2, we do not expect any broker non-votes with respect to this proposal. The approval of the amendments to our Amended and Restated Certificate of Incorporation pursuant to Proposal 4, Proposal 5, and Proposal 6 each require the affirmative vote of a majority of our outstanding shares of common stock. Abstentions will have the same effect as a vote “AGAINST” Proposal 4, Proposal 5, and Proposal 6. Broker non-votes will have the same effect as a vote “AGAINST” Proposals 4, 5, and 6. As discussed below, because brokers will have discretionary voting authority with respect to Proposal 4 and Proposal 6, we do not anticipate any broker non-votes with respect to Proposal 4 and Proposal 6.

How to Vote

If you are a registered holder, meaning that you hold our stock directly rather than through a broker, bank, or other nominee, you may vote online at the Annual Meeting, by telephone or electronically through the Internet by following the instructions included on your Notice of Internet Availability of Proxy Materials or proxy card, or by completing, dating, signing and promptly returning your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal, and, in the case of the election of the Class III directors, as a vote “for” the election of the nominees presented by the Board.

In order to vote via the virtual meeting website, any registered holder of our common stock may attend the Annual Meeting by visiting https://meetnow.global/MVNT77G, where stockholders may vote and submit questions during the meeting. Please have your 16-digit control number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.investorvote.com/BNTC.

If your shares are held through a bank, broker or other nominee (in “street name”), you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You may also vote by completing, dating, signing and promptly returning the voting instruction form sent by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote online at the Annual Meeting. If you do not provide voting instructions to your broker in advance of the Annual Meeting, New York Stock Exchange rules grant your broker discretionary authority to vote on “routine” proposals. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.” For the Annual Meeting, Proposal 1, Proposal 3, Proposal 5, and Proposal 7 are not considered “routine” proposals, and Proposal 2, Proposal 4, and Proposal 6 are considered “routine” proposals.

In the event that sufficient votes in favor of Proposals 4, 5, and 6 are not received by the date of the Annual Meeting, we may adjourn the Annual Meeting to permit further solicitations of proxies if Proposal 7 is approved.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the stockholder.

Information about the Virtual Meeting

The virtual Annual Meeting is accessible on any internet-connected device and stockholders will be able to submit questions and comments and to vote online during the meeting. We believe these benefits of a virtual meeting are in the best interests of our stockholders. In the event of a technical malfunction or other problem that disrupts the Annual Meeting, the Company may adjourn, recess, or expedite the Annual Meeting, or take such other action that the Company deems appropriate considering the circumstances. If you encounter any difficulties accessing the virtual meeting during the meeting, a toll free number will be available to assist.

You may virtually attend the Annual Meeting by visiting https://meetnow.global/MVNT77G, where stockholders may vote and submit questions during the meeting. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.investorvote.com/BNTC.

Only holders of our common stock at the close of business on October 12, 2022, the record date, will be permitted to ask questions during the Annual Meeting. If you wish to submit a question, on the day of the Annual

Meeting, you may log into the virtual meeting platform and type your question for consideration into the field provided in the web portal. To allow us to answer questions from as many stockholders as possible, we may limit each stockholder to two (2) questions. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. More information on submitting questions at the Annual Meeting will be posted on the Internet at www.investorvote.com/BNTC in advance of the meeting.

In accordance with Delaware law, for the 10 days prior to our Annual Meeting, a list of registered holders entitled to vote at our Annual Meeting will be available for inspection in our offices at 3940 Trust Way, Hayward, California 94545. Stockholders will also be able to access the list of registered holders electronically during the Annual Meeting through the virtual meeting website at https://meetnow.global/MVNT77G.

Deadline for Receipt of Stockholder Proposals for 2023 Annual Meeting of Stockholders

Pursuant to Rule 14a-8 of the Securities and Exchange Commission (“SEC”), proposals by eligible stockholders that are intended to be presented at our 2023 Annual Meeting of Stockholders must be received by our Corporate Secretary at Benitec Biopharma Inc., 3940 Trust Way, Hayward, California 94545 not later than June 27, 2023 in order to be considered for inclusion in our proxy materials.

Stockholders intending to present a proposal or nominate a candidate to our Board of directors at our 2023 Annual Meeting of Stockholders must comply with the requirements and provide the information set forth in our amended and restated bylaws (the “Bylaws”). Under our Bylaws, in order for a stockholder to bring business before an annual meeting of our stockholders, the stockholder’s notice must be timely received, which means that a proposal must be delivered to or mailed to our Secretary not later than 90 days prior, and not earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting. Because our 2022 Annual Meeting is scheduled for December 7, 2022, this means that such notice for the 2023 Annual Meeting must be received by the Company between August 9, 2023 and September 8, 2023. In the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

In addition to satisfying the requirements noted above, if a stockholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the stockholder must provide notice that provides the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at the Company’s principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the prior annual meeting of stockholders (for the 2023 annual meeting, no later than October 8, 2023). If the date of the 2023 annual meeting is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2023 annual meeting and the 10th calendar day following the date on which public announcement of the date of the 2023 annual meeting is first made.

Electronic Delivery of Proxy Materials to Stockholders

Beginning on or about October 25, 2022, we mailed or emailed to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. If you received such Notice and would prefer to receive paper copies of the proxy materials, or if you received paper copies of the proxy materials and would prefer to receive a notice for future annual meetings, you may notify us by telephone, email or mail at the telephone number, email address and mailing address provided above.

VOTING SECURITIES OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of October 12, 2022 by (i) each person or group of persons known by us to beneficially own more than five percent of our common stock, (ii) each of our named executive officers, (iii) each of our directors and (iv) all of our directors and executive officers as a group.

The following table gives effect to the shares of common stock issuable within 60 days of October 12, 2022 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under Section 13 of the Securities Exchange Act and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 25,809,533 shares of common stock outstanding at the close of business on October 12, 2022. The percentages do not give effect to the exercise of any outstanding pre-funded warrants. Except as otherwise noted below, each person or entity named in the following table has sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns.

Unless otherwise indicated below, the address for each beneficial owner listed is c/o 3940 Trust Way, Hayward, California 94545.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders:
Entities affiliated with Suvretta Capital Management, LLC (1)	2,779,190	9.9%
Entities affiliated with Heights Capital Management, Inc. (2)	1,500,000	5.8%
Entities affiliated with Steven Michael Oliveira (3)	2,084,171	8.1%
Managed accounts that are investment management clients of Franklin Resources, Inc. (4)	10,000,000	38.7%
Directors and Named Executive Officers:
Jerel A. Banks (5)	222,896	*
Megan Boston (6)	111,780	*
J. Kevin Buchi (7)	24,560	*
Peter Francis (8)	24,770	*
Edward Smith (9)	19,733	*
All Executive Officers and Directors As a Group (5 persons) (10)	403,739	*

*	Represents beneficial ownership of less than one percent of the Company’s outstanding common stock.
(1)

Based on the information included in the Schedule 13G filed by Suvretta Capital Management, LLC (“Suvretta”) on May 7, 2021, Averill Master Fund, Ltd. (“Averill”) and Aaron Cowen, Suvretta beneficially owns 769,000 shares of common stock. In addition, Suvretta beneficially owns 10,000,000 pre-funded warrants and 10,000,000 Series 2 Warrants (as defined below) which are subject to a 9.9% blocker that prohibits Suvretta from exercising the pre-funded warrants or the Series 2 Warrants if it and its affiliates would beneficially own more than 9.9% of the Company’s outstanding shares of common stock after giving effect to such exercise. The number in the table above gives effect to the number of pre-funded warrants Suvretta could exercise without exceeding the 9.9% threshold. The Series 2 Warrants are not currently exercisable. The address of the principal business office of Suvretta and Mr. Cowen is c/o Suvretta Capital Management, LLC, 540 Madison Avenue, 7th Floor, New York, New York 10022. The address of the principal business office of Averill is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

(2)

Based on the information included in the Schedule 13G filed by CVI Investments, Inc. and Heights Capital Management, Inc. on September 23, 2022. The address of the principal business office of CVI Investments, Inc. is P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands. The address of the principal business office of Heights Capital Management, Inc. is 101 California Street, Suite 3250, San Francisco, California 94111.

(3)

Based on the information included in the Schedule 13G/A filed by Steven Michael Oliveira (“Oliveira”) and Nemean Asset Management, LLC (“Nemean”) on October 7, 2022. 1,000,000 of the shares of common stock are held through Nemean. Oliveira has voting and dispositive power over the securities owned by Nemean. The address of the principal business office of Nemean and Oliveira is c/o Nemean Asset Management, LLC, 207 Commodore Drive, Jupiter, Florida 33477.

(4)

Based on the information included in the Schedule 13G filed by Franklin Resources, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. (“FAI”) on October 11, 2022. The shares of common stock are beneficially owned by one or more open or closed end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI. The address of the principal business office of FRI, Charles B. Johnson, Rupert H. Johnson, Jr. and FAI is One Franklin Parkway, San Mateo, California 94403-1906.

(5)	Represents stock options to acquire 222,896 shares of common stock that have vested or will vest within 60 days of October 12, 2022.
(6)

Includes 333 shares of common stock held by Boston Super Invest Pty A/C Boston Family Super that Megan Boston has sole voting power over and stock options to acquire 111,447 shares of common stock that have vested or will vest within 60 days of October 12, 2022.

(7)	Includes 4,827 shares of common stock held directly by Mr. Buchi and stock options to acquire 19,733 shares of common stock that have vested or will vest within 60 days of October 12, 2022.
(8)

Includes 4,737 shares of common stock held by the Francis Family Superannuation Fund, 300 shares of common stock held directly by Mr. Francis, and stock options to acquire 19,733 shares of common stock that have vested or will vest within 60 days of October 12, 2022.

(9)	Represents stock options to acquire 19,733 shares of common stock that have vested or will vest within 60 days of October 12, 2022.
(10)	Includes 10,197 shares of common stock and stock options to acquire 393,542 shares of common stock that have vested or will vest within 60 days of October 12, 2022.

OUR MANAGEMENT

The following table sets forth certain information regarding those individuals currently serving as our directors (or nominated to serve as a director) and executive officers as of October 12, 2022:

Name	Age	Position
Dr. Jerel Banks	47	Chief Executive Officer, Director
Megan Boston	50	Executive Director, Director
J. Kevin Buchi (1)(2)(3)	67	Director
Peter Francis (1)(2)(3)	66	Director
Edward Smith (1)(2)(3)	51	Director

(1)	Member of our Audit Committee.
(2)	Member of our Compensation Committee.
(3)	Member of our Nominating and Corporate Governance Committee.

Dr. Jerel Banks has been a Director since October 2016, Chairman of our Board since October 2017 and Chief Executive Officer since June 2018. Dr. Banks was formerly the Chief Investment Officer of Nant Capital, LLC. Prior to joining Nant Capital, LLC, Dr. Banks served as vice president, portfolio manager and research analyst for the Franklin Biotechnology Discovery Fund at Franklin Templeton Investments from 2012 to 2015. Prior to his tenure at Franklin Templeton Investments, he worked as a biotechnology senior equity research analyst at Sectoral Asset Management from 2011 to 2012. From 2008 to 2011, Dr. Banks worked as a biotechnology equity research analyst at Apothecary Capital, the healthcare investment management team for the family investment office of the Bass Family of Fort Worth, Texas. Dr. Banks began his career in investment management as a healthcare equity research associate at Capital Research Company where he was a member of the equity research team from 2006 to 2008. Dr. Banks earned an M.D. from the Brown University School of Medicine and a Ph.D. in Organic Chemistry from Brown University, and he holds an A.B. in Chemistry from Princeton University.

Dr. Banks’ experience in the healthcare industry and finance provides valuable experience and guidance to the Board.

Megan Boston has previously been Chief Executive Officer and Managing Director of several companies, including entities listed on the Australian Stock Exchange. With over 13 years of experience, Ms. Boston has been a director across a range of industries where she chaired company boards as well as board sub-committees particularly in the area of finance and risk management. Specifically, Ms. Boston has been a Director of Benitec since August 2016 and Executive Director since June 2018. From 2014 until joining Benitec, Ms. Boston was CEO of listed companies on the Australian Stock Exchange, Omni Market Tide Ltd and Rision Ltd. Previously, Ms. Boston held senior executive roles at various banking institutions in the area of risk and compliance, as well as working for PricewaterhouseCoopers. Ms. Boston holds a Bachelor of Commerce and is an Australian Chartered Accountant. Ms. Boston has also completed the company directors course diploma administered by the Australian Institute of Company Directors.

We believe Ms. Boston’s operational and financial infrastructure experience gives her the necessary skills and qualifications to serve as a member of the Board.

J. Kevin Buchi has been a Director since April 2013. Mr. Buchi previously served as Chief Executive Officer of BioSpecifics Technologies Corp. and of TetraLogic Pharmaceuticals Corporation. Mr. Buchi served as Chief Executive Officer of Cephalon, Inc., or Cephalon, from December 2010 through its acquisition by Teva Pharmaceutical Industries Ltd in October 2011. After the acquisition Mr. Buchi served as Corporate Vice President, Global Branded Products of Teva Pharmaceuticals Industries Ltd. Mr. Buchi joined Cephalon in 1991 and held various positions, including Chief Operating Officer, from January 2010 to December 2010, Chief

Financial Officer and Head of Business Development prior to being appointed Chief Executive Officer. Mr. Buchi is also on the board of directors of Amneal Pharmaceuticals, Inc. (NYSE: AMRX) and Ampio Pharmaceuticals (NYSE:AMPE). Mr. Buchi has a B.A. in chemistry from Cornell University and a Masters in Management from Kellogg Graduate School of Management at Northwestern University. He is also a Certified Public Accountant.

Based on his broad executive experience in the biotechnology industry, we believe Mr. Buchi has the appropriate skills and qualifications to serve on the Board.

Peter Francis has been a director since February 2006 and was previously Chairman of the Board until October 2017. Since 1993, Mr. Francis has been a partner at Francis Abourizk Lightowlers, a firm of commercial and technology lawyers with offices in Melbourne, Australia. He is a legal specialist in the areas of intellectual property and licensing and provides legal advice to corporations and research bodies. Mr. Francis completed his studies in law and jurisprudence at Monash University.

Based on his substantive intellectual property background and experience with our company, we believe Mr. Francis has the appropriate skills and qualifications to serve on the Board.

Edward Smith has been a director since April 2020. Edward brings more than 20 years of experience in executive finance and operations leadership in the biotechnology industry to our Board. Edward served as the Chief Financial Officer of LAVA Therapeutics N.V. (Nasdaq: LVTX), a clinical stage pharmaceutical company focused on developing novel immuno-oncology therapeutics. Prior to that, he served as Chief Financial Officer of Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS), a clinical-stage pharmaceutical company focused on developing and commercializing innovative therapeutics to treat patients suffering from rare seizure disorders, and PolyMedix, Inc., a clinical stage pharmaceutical company focused on developing a novel class of antibiotics for the treatment of infectious diseases. Before his time at PolyMedix, Inc. he served as the executive director of finance at InKine Pharmaceutical Company, Inc. and held various positions in public accounting, most recently in the audit practice of Deloitte.

Based on his extensive finance and operations background in the biotechnology industry, we believe Mr. Smith has the appropriate skill and qualifications to serve on the Board.

There are no family relationships among any of our directors or executive officers and no arrangements or understandings with major stockholders, customers, suppliers or others pursuant to which any of our directors or members of senior management was selected as such, except Dr. Banks was appointed by Nant Capital as a Director in October 2016 following the acquisition by Nant Capital, LLC of a significant percentage of Benitec’s then-outstanding ordinary shares.

The business addresses for each of our directors and executive officers is 3940 Trust Way, Hayward, California 94545.

CORPORATE GOVERNANCE AND BOARD MEETINGS AND COMMITTEES

The Company’s business and affairs are managed under the direction of the Board. The Board currently consists of five directors, comprising the Company’s Chief Executive Officer, Executive Director and three outside directors. Our Board has determined that three of our directors are independent as defined by the rules of the SEC and The Nasdaq Stock Market LLC (“Nasdaq”). Our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each consists entirely of independent directors under the rules of the SEC and Nasdaq. The number of directors is fixed from time to time by resolution of the Board pursuant to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”).

Each of the Company’s current directors will continue to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation, or removal.

The Company’s Certificate of Incorporation provides that the Board is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms. The Board is designated as follows:

•	Mr. Smith is a Class I director, and his current term will expire at the annual meeting of stockholders to be held in 2023;

•	Messrs. Buchi and Francis are Class II directors, and their current terms will expire at the annual meeting of stockholders to be held in 2024; and

•	Dr. Banks and Ms. Boston are Class III directors, and their current terms will expire at the 2022 Annual Meeting.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the Company’s directors.

Attendance at Annual Meetings of Stockholders

We expect that all of our Board members attend our annual meetings of stockholders in the absence of a showing of good cause for failure to do so. All of the members of our Board attended our 2021 annual meeting of stockholders in person or by telephone.

Board Meetings and Committees

During our last fiscal year, each of our directors attended at least 75% of the aggregate of (i) the total number of Board meetings and (ii) the total number of meetings of the committees on which the director served.

Board of Directors

Our Board held a total of seven meetings during the last fiscal year. Our Board has three standing committees — an Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 (our “Audit Committee”), a Compensation Committee (our “Compensation Committee”) and a Nominating and Corporate Governance Committee (our “Nominating Committee”). Our Audit Committee, Compensation Committee and Nominating Committee each have a charter, which is available at the “Corporate Governance” section under the “Investors” tab on our website at www.benitec.com.

Audit Committee

The purpose of the Audit Committee is to assist the board in fulfilling its oversight responsibilities with respect to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, and (iii) the independent auditors’ qualifications, independence and performance. The Audit Committee is also responsible for preparing a report to be included with this proxy statement. The Audit Committee also advises and consults with management and the Board regarding the Company’s financial affairs, and appoints, oversees and approves compensation for the work of the Company’s independent auditors. The Audit Committee also is responsible for reviewing and approving any related party transaction that is required to be disclosed. Our Audit Committee met five times during the last fiscal year. The current members of our Audit Committee are Messrs. Buchi (Chairman), Francis and Smith.

Our Board has determined that Messrs. Buchi, Francis and Smith each meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable Nasdaq rules. Our Board has determined that Mr. Smith is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules.

Compensation Committee

The Compensation Committee establishes and administers the Company’s policies, programs and procedures for compensating and providing benefits to the Company’s executive officers, and makes recommendations to the Board with respect to non-employee director compensation. The Compensation Committee’s responsibilities and duties are set forth in the Compensation Committee Charter (a copy of the Compensation Committee Charter is available on the Company’s website as noted above). The Compensation Committee’s responsibilities specifically include reviewing and approving the goals and objectives relevant to the chief executive officer’s and other executive officers’ compensation, evaluating the performance of the chief executive officer and other executive officers in light of those goals and objectives, and making recommendations to the Board with respect to non-employee director compensation. The Compensation Committee is also responsible for making recommendations to the Board with respect to incentive compensation plans and equity-based incentive compensation plans.

Our Compensation Committee met four times during the last fiscal year. The current members of our Compensation Committee are Messrs. Francis (Chairman), Buchi and Smith. Our Board has determined that all members of our Compensation Committee are “independent” as defined under the rules of the SEC and the listing standards of Nasdaq.

No member of our Compensation Committee is or has been our current or former officer or employee. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our Compensation Committee during the fiscal year ended June 30, 2022.

Role of Compensation Consultant

Pursuant to its charter, the Compensation Committee has the authority to engage consultants or other advisors, including independent counsel and compensation advisors, as it deems necessary or appropriate to carry out its duties. With respect to the fiscal year ended June 30, 2022, the Compensation Committee retained Radford (AON) (“Radford”) to provide advice to the Compensation Committee with respect to the compensation of our non-employee directors and executive officers. Radford also provided advice with respect to the Company’s peer group, certain governance matters, and market trends.

Nominating Committee

The Nominating Committee reviews the Company’s Corporate Governance Guidelines and recommends appropriate revisions to the Company’s governing documents to the Board. The Nominating Committee’s responsibilities include identifying individuals qualified to become members of the Board, recommending candidates to fill Board vacancies and newly created director positions, recommending whether incumbent directors should be nominated for re-election upon the expiration of their terms, recommending corporate governance guidelines applicable to the Board and to the Company’s employees, overseeing the evaluation of the Board and its committees, and assessing and recommending Board members to the Board for committee membership. This assessment includes factors such as judgement, skill, integrity, experience with businesses and other organizations of comparable size and/or in comparable industries, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be a desirable addition to the Board and any committees of the Board and any other factors that the committee deems relevant to the current needs of the Board, including those that promote diversity.

The current members of our Nominating Committee are Messrs. Francis (Chairman), Buchi and Smith. Our Nominating Committee met once during the last fiscal year. Our Board has determined that all members of our Nominating Committee are “independent” as defined under the rules of the SEC and the listing standards of Nasdaq.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our Company and our stockholders. The guidelines provide: that the role of the Board is to oversee the performance of the Company’s Chief Executive Officer and other senior management of the company; a set of qualifications for director skills, experience, and independence; a process for related-person transaction review by the Audit Committee; and succession planning for management. Under the Guidelines, the Board considers the management of significant risks to the Company.

Board Diversity Matrix

The Company is committed to diversity and inclusion, and believes it is important that the Board is composed of individuals representing the diversity of the communities and customers we serve. The Nominating Committee seeks director nominees with a diverse range of experience, skills, knowledge and backgrounds. The Board Diversity Matrix set forth below reports self-identified diversity statistics for the current Board as of the date of this Proxy Statement in the format required by Nasdaq’s rules. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of October 12, 2022)
Total Number of Directors	5
	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	1	4
Part II: Demographic Background
African American or Black	—	1
Alaskan Native or Native American	—	—
Asian	—	—
Hispanic or Latinx	—	—
Native Hawaiian or Pacific Islander	—	—
White	1	3
Two or More Races or Ethnicities	—	—
LGBTQ+	—	—
Did not Disclose Demographic Background

Hedging and Pledging Policy

Employees (including officers) and directors of the Company are prohibited from entering into hedging transactions with respect to the Company’s securities, or engaging in transactions with respect to the Company’s securities that are of a speculative nature, including, but not limited to, put or call options, margining Company securities, or otherwise pledging Company securities as collateral.

Code of Ethics and Business Conduct

We have established a Code of Ethics and Business Conduct as of April 14, 2020, which sets out the standards of behavior that apply to every aspect of our dealings and relationships, both within and outside the Company. The following standards of behavior apply to all directors, executive officers and employees of the Company: comply with all laws that govern us and our operations; act honestly and with integrity and fairness in all dealings with others and each other; avoid or manage conflicts of interest; use our assets responsibly and in the best interests of the Company; and be responsible and accountable for our actions. The Code of Ethics and Business Conduct is available on our website at www.benitec.com. Any amendments made to the Code of Ethics and Business Conduct will also be available on our website, within four business days of any such amendment.

Stockholder Communications with Directors

Stockholders who want to communicate with our Board or with a particular director or committee may send a letter to our Secretary at Benitec Biopharma Inc., 3940 Trust Way, Hayward, California 94545. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters should state whether the intended recipients are all members of our Board or just certain specified individual directors or a specified committee. The Secretary will circulate the communications (with the exception of commercial solicitations) to the appropriate director or directors. Communications marked “Confidential” will be forwarded unopened.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as disclosed below, the Company has not been a participant since July 1, 2021 in a transaction in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

Review and approval of related party transactions

Our related parties include our directors, director nominees, executive officers, holders of more than five percent of the outstanding shares of our common stock and the foregoing persons’ immediate family members. We review relationships and transactions in which the Company and our related parties are participants to determine whether such related persons have a direct or indirect material interest. As required under SEC rules, transactions that are determined to be directly or indirectly material to a related party are disclosed in the appropriate SEC filing. In addition, the Audit Committee reviews and approves any related party transaction that is required to be disclosed. Set forth below is information concerning transactions with our related parties that is required to be disclosed under SEC rules.

On September 15, 2022, we closed a public offering of common stock and pre-funded warrants (the “Pre-Funded Warrants”) and common warrants (the “Series 2 Warrants”) that were purchased together with the common stock and the Pre-Funded Warrants (the “Offering”). We sold an aggregate of 17,637,843 shares of common stock and 12,171,628 Pre-Funded Warrants exercisable for shares of our common stock at an exercise price of $0.0001 per share, and 29,809,471 Series 2 Warrants exercisable for shares of our common stock at an exercise price of $0.66 per share in the Offering. The net proceeds to us from the Offering were approximately $16.2 million, after deducting underwriting discounts and commissions and estimated Offering expenses payable by us, and excluding any proceeds we may receive upon exercise of the Pre-Funded Warrants or the Series 2 Warrants. Entities affiliated with Suvretta, a beneficial owner of more than five percent of the outstanding shares of our common stock, purchased 10,000,000 Pre-Funded Warrants and 10,000,000 Series 2 Warrants in the Offering for an aggregate gross purchase price of $5,999,000.

Indemnification and Severance Agreements

We have entered into indemnification agreements with our directors and executive officers which require us to indemnify such individuals to the fullest extent permitted by Delaware law. Our indemnification obligations under such agreements are not limited in amount or duration. Certain costs incurred in connection with such indemnities may be recovered under certain circumstances under various insurance policies. Given that the amount of any potential liabilities related to such indemnities cannot be determined until a lawsuit has been filed against a director or executive officer, we are unable to determine the maximum amount of losses that we could incur relating to such indemnities. Historically, any amounts payable pursuant to such director and officer indemnities have not had a material negative effect on our business, financial condition or results of operations.

We have also entered into employment agreements with certain of our executives as discussed in more detail below under “Executive Compensation.” These agreements provide for the payment of specific compensation benefits to such executives upon the termination of their employment with us.

EXECUTIVE COMPENSATION

As a “smaller reporting company” we have opted to comply with the scaled executive compensation disclosure rules applicable to “smaller reporting companies” (as such term is defined under applicable securities laws).

Our named executive officers, or our “NEOs”, for the fiscal year ended June 30, 2022 were Dr. Jerel A. Banks, our Executive Chairman and Chief Executive Officer, and Megan Boston, our Executive Director.

The Company’s named executive officer compensation program is designed to incentivize our named executive officers to grow our business and further link the interests of our named executive officers with our stockholders. We provide our named executive officers with an annual base salary as a fixed, stable form of compensation, certain cash incentive opportunities as noted below to reward achievement of short-term goals, and, in prior fiscal years, we have granted our named executive officers stock options with multi-year vesting schedules to further align their compensation with our stockholders’ long-term interests. We have also entered into employment agreements with our named executive officers that provide for a fixed notice period in connection with certain terminations of employment.

Our Compensation Committee reviews our named executive officers’ overall compensation packages to help ensure that we continue to attract and retain highly talented executives and provide appropriate incentive to create additional value for our stockholders.

The discussion of our compensation program prior to the completion of the re-domiciliation of Benitec Limited (“Limited”), resulting in the Company becoming the ultimate parent company of the Benitec group of companies (the “Re-Domiciliation”) reflects the compensation program of Limited, and of the Company for periods following the completion of the Re-Domiciliation. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our NEOs during the fiscal year ended June 30, 2022 and the fiscal year ended June 30, 2021:

Named Executive Officer and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)		Option Awards ($)(3)	All Other Compensation ($)		Total ($)
Dr. Jerel A. Banks, M.D. Ph.D.	2022	505,682	260,000		—	34,282	(5)	539,964
Executive Chairman and Chief Executive Officer	2021	439,583	225,000		705,375	33,105	(5)	1,403,063

Megan Boston	2022	309,382	127,020	(4)	—	20,074	(6)	329,456
Executive Director	2021	269,837	111,340	(4)	352,686	17,928	(6)	751,791

(1)

Ms. Boston’s salary was paid in Australian dollars and has been converted to U.S. dollars using a conversion rate of A$1.00 to $0.73, and A$1.00 to $0.747, for the fiscal years ended June 30, 2022 and June 30, 2021, respectively. From July 1, 2021 through September 15, 2021, Dr. Banks’s and Ms. Boston’s salary was $439,583 and $269,837 (converted using a conversion rate of A$1.00 to $0.747), respectively. As of September 16, 2021, Dr. Banks’s and Ms. Boston’s annual base salary rate was increased to $520,000 and $A435,000 ($317,550) (converted using a conversion rate of A$1.00 to $0.73), respectively.

(2)	Reflects annual discretionary bonuses paid to Dr. Banks and Ms. Boston for the fiscal years ending June 30, 2022 and June 30, 2021, respectively.

(3)	The NEOs were not awarded any option awards in the fiscal year ended June 30, 2022.
(4)

Ms. Boston’s discretionary annual bonus was paid in Australian dollars and has been converted to U.S. dollars using a conversion rate of A$1.00 to $0.73 and A$1.00 to $0.747, for the fiscal years ended June 30, 2022 and June 30, 2021, respectively.

(5)	Amounts reflect company-paid health and life insurance premiums.
(6)

Amounts reflect the Company’s compulsory contributions to Ms. Boston’s superannuation account. The superannuation contributions were paid in Australian dollars and were converted to U.S. dollars using a conversion rate of A$1.00 to $0.73, and A$1.00 to $0.747, for the fiscal years ended June 30, 2022 and June 30, 2021, respectively.

Narrative Disclosure to Summary Compensation Table

Annual Base Salary

We use base salaries to recognize the experience, skills, and responsibilities required of all of our employees, including our NEOs. Base salaries are reviewed annually by our Board. From July 1, 2021 through September 15, 2021, the annual base salaries for each of Dr. Banks and Ms. Boston were $450,000 and A$381,300 ($284,831) (Ms. Boston’s salary has been converted using a conversion rate of A$1.00 to $0.747), respectively. On September 15, 2021, the Board, as part of its annual base salary review process, approved annual base salary increases for the NEOs. Base salaries were increased with the intention to bring salaries further in line with what the Board considered to be competitive compensation for similarly situated executives of comparable companies. Effective September 16, 2021, Dr. Banks’s and Ms. Boston’s annual base salaries were increased to $520,000 and $A435,000 ($317,550) (Ms. Boston’s salary has been converted using a conversion rate of A$1.00 to $0.73), respectively. In addition, in October 2022, the Compensation Committee approved increases of Dr. Banks’ and Ms. Boston’s annual base salaries to $546,000 and $A456,750 ($333,427.50) (Ms. Boston’s salary has been converted using a conversion rate of A$1.00 to $0.73), respectively, each effective as of October 1, 2022.

Bonus Compensation

We have historically awarded our NEOs annual discretionary bonuses. In September 2021, the Compensation Committee awarded our NEOs discretionary bonuses in respect of performance for the fiscal year ended June 30, 2021 based on the Company’s achievement of certain business and operational milestones. For the fiscal year ended June 30, 2021, the discretionary bonuses paid to our NEOs were based on a target of 50% and 40% of base salary for each of Dr. Banks and Ms. Boston, respectively. The actual annual cash bonuses awarded to our NEOs for fiscal year ended June 30, 2021 performance are set forth above in the “Summary Compensation Table” in the column titled “Bonus.”

In respect of the fiscal year ended June 30, 2022, target annual bonuses for each of Dr. Banks and Ms. Boston remained unchanged, at 50% and 40% of annual base salary, respectively. In October 2022, the Compensation Committee awarded our NEOs discretionary bonuses in respect of performance for the fiscal year ended June 30, 2022 based on the Company’s achievement of certain business and operational milestones. The actual annual cash bonuses awarded to our NEOs for fiscal year ended June 30, 2022 performance are set forth above in the “Summary Compensation Table” in the column titled “Bonus.”

Equity or Equity-Linked Incentive Awards

Although we do not have a formal policy with respect to the grant of equity incentive awards to our NEOs, we believe that equity grants provide our NEOs with a strong link to our long-term performance, create an ownership culture and help to align the interests of our NEOs and our stockholders.

On December 9, 2020, the Company’s stockholders approved the Company’s 2020 Equity and Incentive Compensation Plan (the “2020 Plan”). On December 9, 2020, the Compensation Committee granted our NEOs stock options under the 2020 Plan. The stock options vest in increments of one-third on each anniversary of the applicable grant date over three years. If an NEO dies or terminates employment or service due to Disability (as defined in the 2020 Plan), the NEO generally has 12 months to exercise their vested options or the options are cancelled. If an NEO otherwise leaves the Company, other than for a termination by the Company for Cause (as defined in the 2020 Plan), the NEO generally has 90 days to exercise their vested options or the options are cancelled. Upon the consummation of a Change in Control (as defined in the 2020 Plan), all unvested stock options will immediately vest as of immediately prior to the Change in Control.

We believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our NEOs to remain in our employment during the vesting period.

On December 8, 2021, the Company’s stockholders approved an amendment to the 2020 Plan, which increased the number of shares of the Company’s common stock reserved under the 2020 Plan. For the fiscal year ended June 30, 2022, our NEOs were not granted any equity incentive awards.

Employment Agreements with our NEOs.

We are a party to employment agreements with each of our NEOs. These employment agreements provide for “at will” employment and may be terminated at any time.

Employment Agreement with Dr. Jerel A. Banks, M.D. Ph.D.

In September 2018, Tacere Therapeutics, Inc., a subsidiary of the Company, entered into an employment agreement with Dr. Banks setting forth the terms of his employment as Executive Chairman and Chief Executive Officer of Limited. In connection with the Re-Domiciliation, Dr. Banks was appointed Executive Chairman and Chief Executive Officer of the Company. The agreement provides for Dr. Banks’ employment and sets forth his (i) annual base salary, (ii) discretionary annual bonus, (iii) eligibility to participate in employee benefit plans, (iv) eligibility for accrued paid vacation, (v) expense reimbursements in accordance with Company policy, (vi) eligibility to participate in the Company’s Share Option Plan (as defined below), (vii) post-employment obligations to refrain from soliciting our employees for one year following the end of employment, and (viii) certain non-disparagement obligations. Dr. Banks’ employment agreement also provides for confidentiality of information and ownership of proprietary property restrictions.

Pursuant to the employment agreement, Dr. Banks’ employment is “at will” and can be terminated at any time. However, the Company must provide Dr. Banks with at least six months’ prior notice (or pay in lieu of notice) prior to any termination. Dr. Banks may terminate his employment on no fewer than six months’ prior written notice to the Company.

Notwithstanding any provisions in the employment agreement, the Company may terminate Dr. Banks’ employment immediately without prior notice to Dr. Banks if he (a) commits any serious or persistent breach of any of the provisions of the employment agreement, (b) commits any act of willful or serious misconduct or negligence in the discharge of his duties, (c) becomes of unsound mind or under the control of any committee or officer under any law relating to mental health, (d) is convicted of a felony, which in our reasonable opinion affects Dr. Banks’ position, or (e) becomes permanently incapacitated by accident or illness from performing duties under the employment agreement for a period aggregating more than three months in any six-month period, or for any period beyond three consecutive months.

Employment Agreement with Megan Boston

In July 2018, Limited entered into an employment agreement with Megan Boston for the position of Executive Director. In connection with entering into the employment agreement, Ms. Boston ceased serving as a Non-Executive Director of the Company. Ms. Boston remains on the Board as an Executive Director. The employment agreement provides for Ms. Boston’s employment and sets forth her (i) annual base salary, (ii) discretionary annual bonus, (iii) superannuation contribution, (iv) eligibility for accrued paid vacation, (v) expense reimbursements in accordance with Company policy, and (vi) post-employment obligations to refrain from soliciting our employees for one year following the end of employment. Ms. Boston’s employment agreement also provides for confidentiality of information and ownership of proprietary property restrictions.

Pursuant to the employment agreement, Ms. Boston’s employment is “at will” and can be terminated at any time. However, the Company must provide Ms. Boston with at least six months’ prior notice (or pay in lieu of notice) prior to any termination. Ms. Boston may terminate her employment on no fewer than six months’ prior written notice.

Notwithstanding any provisions in the employment agreement, the Company may terminate Ms. Boston’s employment immediately without prior notice to Ms. Boston if she (a) commits any serious or persistent breach of any of the provisions of the employment agreement, (b) commits any act of willful or serious misconduct or negligence in the discharge of her duties, (c) becomes bankrupt or makes any arrangement or composition with her creditors, (d) becomes of unsound mind or under the control of any committee or officer under any law relating to mental health, (e) is convicted of any criminal offense other than an offense which in our reasonable opinion does not affect Ms. Boston’s position, or (f) becomes permanently incapacitated by accident or illness from performing her duties under the employment agreement for a period aggregating more than three months in any six-month period, or any period beyond three consecutive months.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity or equity-linked awards for each of our NEOs as of June 30, 2022.

			Option Awards
Named Executive Officer	Grant Date		Number of Securities Underlying Unexercised Options (#)— Exercisable	Number of Securities Underlying Unexercised Options (#)— Unexercisable	Option Exercise Price ($)	Option Expiration Date
Dr. Jerel A. Banks, M.D. Ph.D.	12/9/2020	(1)(2)	94,781	189,564	2.98	12/9/2030
Executive Chairman and Chief Executive Officer	6/26/2018	(2)(3)	33,333	—	50.56	6/26/2023

Megan Boston	12/9/2020	(1)(2)	47,390	94,782	2.98	12/9/2030
Executive Director	3/12/2019	(2)(3)	16,666	—	42.47	3/12/2024

(1)	The option awards were granted under the 2020 Plan.
(2)

The shares subject to each of the option awards vest in substantially equal installments on each of the first, second and third anniversaries of the grant date, generally subject to continued employment through the applicable vesting date.

(3)

The option awards were granted under the Benitec Officers’ and Employees’ Share Option Plan prior to the Re-Domiciliation (the “Share Option Plan”). The share amounts and exercise prices of the awards shown in this table have been adjusted to reflect the terms of the Re-Domiciliation.

Other Elements of Compensation

Other Benefits and Perquisites

We offer participation in broad-based retirement, health and welfare plans to all of our colleagues, including our NEOs.

We maintain a tax-qualified defined contribution retirement plan that provides eligible U.S. employees (including Dr. Banks) with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are eligible to defer eligible compensation subject to applicable annual Internal Revenue Code limits. The 401(k) plan is intended to be qualified under Section 401(a) of the Internal Revenue Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

We contribute to the Australian superannuation scheme that provides eligible Australian employees (including Ms. Boston) with an opportunity to save for retirement on a tax-advantaged basis. We pay superannuation in accordance with legislative requirements and our minimum contribution is set by legislation. We offer flexibility for salary sacrifice to be added to the superannuation scheme and any actual increase in our contribution to the superannuation scheme is subject to legislative rules at the time.

Termination or Change in Control Benefits

The employment agreements with our NEOs provide for specified notice periods (or pay in lieu of notice) if the Company terminates the employment of our NEOs under certain circumstances, as described above in the “Employment Agreements with our NEOs” section. Upon the consummation of a Change in Control (as defined in the 2020 Plan), all unvested stock options granted pursuant to the 2020 Plan will immediately vest as of immediately prior to the Change in Control. Our NEOs are not eligible to receive any additional payments or benefits in connection with their termination of employment or in connection with the Company’s change in control.

DIRECTOR COMPENSATION

The following table shows the total compensation paid to the Company’s directors (other than any such directors who are also NEOs) for the fiscal year ended June 30, 2022.

Name	Fees Earned or Paid in Cash ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
J. Kevin Buchi	64,000	31,200	—	95,200
Peter Francis	59,078	31,200	5,922	96,200
Edward F. Smith	56,500	31,200	—	87,700

(1)	For information regarding the compensation of Dr. Banks and Ms. Boston, see “Summary Compensation Table.”
(2)	Fees paid to Mr. Francis were paid in Australian dollars and have been converted to U.S. dollars using a conversion rate of A$1.00 to $0.73 for the fiscal year ended June 30, 2022.
(3)

Amount represents the aggregate grant date fair value of stock and option awards granted by the Company in the fiscal year ended June 30, 2022, computed in accordance with FASB ASC Topic 718. For further information on how we account for stock-based compensation, see Note 10 to the Company’s consolidated financial statements for the year ended June 30, 2022 included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual amounts, if any, that will be recognized by the directors.

(4)	For information regarding other compensation of all directors, see “Narrative Disclosure to Director Compensation Table.”

For each director, the aggregate number of option awards outstanding at fiscal year-end for the fiscal year ended June 30, 2022 is set forth below:

Name	Option Awards (#)
J. Kevin Buchi	35,601
Peter Francis	35,601
Edward F. Smith	35,601

Narrative Disclosure to Director Compensation Table

Upon their appointment as executive officers and employees, Dr. Banks and Ms. Boston no longer receive annual fees with respect to their service on the Board.

The annual fees for the fiscal year ended June 30, 2022 paid to our non-employee directors were:

•	an annual cash retainer of $40,000;

•	an additional annual cash retainer of $15,000 to the chair of the Audit Committee;

•	an additional annual cash retainer of $10,000 to the chair of the Compensation Committee;

•	an additional annual cash retainer of $7,500 to the chair of the Nominating Committee;

•	an additional annual cash retainer of $7,500 to a non-chair member of the Audit Committee;

•	an additional annual cash retainer of $5,000 to a non-chair member of the Compensation Committee; and

•	an additional annual cash retainer of $4,000 to a non-chair member of the Nominating Committee.

In addition to the cash fees paid to our non-employee directors, the Board granted each of Messrs. Buchi, Francis and Smith 12,000 option awards on December 8, 2021. The option awards vest in three substantially equal installments on the day prior to each of the Company’s next three annual stockholder meetings occurring immediately following December 8, 2021.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of five directors divided into three classes — Class I (Mr. Smith), Class II (Mr. Buchi and Mr. Francis) and Class III (Dr. Banks and Ms. Boston) — with the directors in each class holding office for staggered terms of three years each or until their successors have been duly elected and qualified. Dr. Banks’ and Ms. Boston’s terms expire at the Annual Meeting. Accordingly, two Class III directors will be elected at the Annual Meeting. The nominees for election as the Class III directors are Dr. Banks and Ms. Boston. The Class III directors will serve until our 2025 Annual Meeting of Stockholders and until his or her successor is elected and qualified. Assuming the nominees are elected, we will have five directors serving as follows:

Class I director : Edward Smith	Term expires at our 2023 annual meeting of stockholders.
Class II directors : J. Kevin Buchi and Peter Francis	Terms expire at our 2024 annual meeting of stockholders.
Class III directors : Dr. Jerel Banks and Megan Boston	Term expires at our 2025 annual meeting of stockholders.

The accompanying proxy card grants the proxy holder the power to vote the proxy for a substitute nominee in the event that one or both of the nominees becomes unavailable to serve as a Class III director. Management presently has no knowledge that the nominees will refuse or be unable to serve as Class III directors for their prescribed term.

Director Nominees: Dr. Jerel Banks and Megan Boston

See above under “Our Management” for the biographical information of Dr. Banks and Ms. Boston.

Required Vote

Directors are elected by a “plurality” of the shares voted. Plurality means that the nominees with the largest number of votes are elected, up to the maximum number of directors to be chosen (in this case, two directors). Stockholders can either vote “for” the nominee or withhold authority to vote for the nominee. However, shares that are withheld will have no effect on the outcome of the election of the director. Abstentions and broker non-votes also will not have any effect on the outcome of the election of the director.

Board Recommendation

Our Board Recommends a Vote “For” the Election of each of Dr. Banks and Ms. Boston.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Accounting Firm

Our Audit Committee has selected Baker Tilly US, LLP (“Baker Tilly”), an independent registered public accounting firm, to audit our financial statements for our fiscal year ending June 30, 2023. Baker Tilly has served as our independent registered public accounting firm since November of 2020, and it does not have any financial interest of any kind in us except the professional relationship between auditor and client. A representative of Baker Tilly is expected to attend our Annual Meeting in person and will be afforded an opportunity to make a statement if he or she desires to do so, and in such case will be available to respond to appropriate questions by stockholders. Our Audit Committee is submitting its selection of Baker Tilly to our stockholders for ratification.

Audit Fees

The following table sets forth the aggregate fees billed to the Company for services during the fiscal years ended June 30, 2022 and 2021 by our independent registered public accounting firm, Baker Tilly:

Fee Category	2022	2021
Audit Fees (1)	$222,696	$256,500
Audit Related Fees (2)	$16,200	$56,500
Tax Fees (3)	$65,735	$46,465
Total	$304,631	$359,465

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements included in the Company’s Annual Report on Form 10-K and review of the interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees consist of fees billed for assurance and related services rendered that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)

Tax Fees were billed for professional services including assistance with tax compliance and the preparation of tax returns, tax consultation services, assistance in connection with tax audits and tax advice related to mergers, acquisitions and dispositions.

Pre-Approval Policies

The Audit Committee, or a designated member thereof, pre-approves 100% of all audit, audit-related, tax and other services rendered by the independent registered public accounting firm to the Company or its subsidiaries.

Required Vote

This proposal requires the affirmative vote of a majority of the votes present and entitled to vote on the proposal. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions will have the same effect as a vote “against” Proposal 2. In the event the stockholders do not approve this proposal, our Audit Committee will reconsider the appointment of Baker Tilly as our independent registered public accounting firm.

Board Recommendation

Our Board Recommends a Vote “For” the Ratification of the Appointment of our Independent Registered Public Accounting Firm.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

The Audit Committee reviews our financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statements on Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communications with Audit Committees.”

The Audit Committee has also received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence, and has discussed with them their independence, including whether their provision of other non-audit services to us is compatible with maintaining their independence.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee meets with them, with and without management present to discuss the results of their examinations, the evaluation of our internal controls and the overall quality of our reporting.

Based upon the review and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the previous fiscal year for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
J. Kevin Buchi (Chairman)
Peter Francis
Edward Smith

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC (the “Dodd-Frank Act”)), the Company is providing its stockholders the opportunity to cast a non-binding, advisory vote on the compensation of its named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the named executive officers’ compensation. The Board recommended, and the stockholders approved at our 2021 annual meeting of stockholders, that such advisory vote would be conducted annually.

The Company’s named executive officer compensation program is designed to attract, reward and retain the caliber of officers needed to ensure the Company’s continued growth and profitability. We believe that our named executive officer compensation program is competitive within our industry and strongly aligned with the long-term interests of our stockholders. Our Compensation Committee regularly reviews our named executive officer compensation program to ensure that it achieves the desired goals of aligning our named executive officer compensation structure with our stockholders’ interests and current market practices.

For these reasons, the Board recommends a vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in Part III of the Company’s annual report on Form 10-K for the year ending June 30, 2022 and its proxy statement for the 2022 Annual Meeting, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion thereto, is hereby APPROVED.”

Required Vote

As an advisory vote, this proposal is not binding upon the Company, our Board or our Compensation Committee. Notwithstanding the advisory nature of this vote, our Board and the Compensation Committee, which is responsible for designing and administering the Company’s named executive officer compensation program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers. Furthermore, stockholders are welcome to bring any specific concerns regarding executive compensation to the attention of the Board at any time throughout the year. This proposal requires the affirmative vote of a majority of the votes present and entitled to vote on the proposal. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions will have the same effect as a vote “against” Proposal 3.

Board Recommendation

Our Board Recommends a Vote, on an Advisory Basis, “For” the Say-on-Pay Vote.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board has approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.0001, from 40,000,000 shares to 160,000,000 shares, and to make a corresponding change to the number of authorized shares of capital stock. The form of the proposed amendment is included in Appendix A of this Proxy Statement (the “Common Stock Amendment”).

We currently have a total of 40,000,000 shares of capital stock authorized under our Certificate of Incorporation, consisting of 40,000,000 shares of common stock and no shares of preferred stock. Our Board is asking our stockholders to approve an amendment that will increase the number of authorized shares of common stock from 40,000,000 to 160,000,000 shares. If this Proposal 4 is approved, we will amend the Certificate of Incorporation to authorize the issuance of up to 160,000,000 shares of common stock. As provided in more detail below, if Proposal 5 is approved we will amend the Certificate of Incorporation to authorize the issuance of up to 5,000,000 shares of preferred stock. If both of Proposal 4 and Proposal 5 are approved, the authorized shares of all classes of our capital stock would be increased from 40,000,000 to 165,000,000 shares. Additionally, if Proposal 6 is approved we will have the authority to amend the Certificate of Incorporation to effect a reverse stock split, which, if effected, would reduce the number of our outstanding shares of common stock and the number of shares of common stock that we may issue in the future pursuant to our current obligations, but would not reduce our authorized shares of common stock.

Background and Purpose of the Proposal

Our Board has determined that it would be in the Company’s best interests and in the best interests of our stockholders to increase the number of authorized shares of common stock in order to provide the Company with the flexibility to pursue all financing and corporate opportunities involving our common stock, which may include private or public offerings of our equity securities, without the need to obtain additional stockholder approvals. Each additional authorized share of common stock would have the same rights and privileges as each share of currently authorized common stock.

In December of 2021, we filed an amendment to our Certificate of Incorporation to increase our authorized shares of common stock from 10,000,000 to 40,000,000 shares, following stockholder approval of this increase at our 2021 Annual Meeting of Stockholders. On September 15, 2022, we closed the Offering. In connection with the Offering, we sold an aggregate of 17,637,843 shares of common stock, 12,171,628 Pre-Funded Warrants, and 29,809,471 Series 2 Warrants exercisable for shares of our common stock at an exercise price of $0.66 per share. While such public offering provided the Company with much needed equity financing, the Offering required us to utilize substantially all of our remaining authorized shares of common stock that were unreserved and available for issuance or future reserve. As discussed in more detail below, the Series 2 Warrants cannot be exercised until we increase our authorized shares of common stock.

The Board believes that unless we obtain stockholder approval to amend our Certificate of Incorporation to increase the number of authorized shares of common stock, we will be severely limited by the inability to issue additional shares in connection with future capital raising transactions or strategic transactions, or to provide additional equity compensation to our officers, board members, and employees. This may cause a delay in our future capital raising or other strategic transactions and may have a material adverse effect on our business and financial condition.

As of October 12, 2022, 25,809,533 shares of common stock were outstanding, and 14,190,467 shares of authorized common stock reserved for issuance pursuant to our equity compensation plans and outstanding warrants and Pre-Funded Warrants. As of October 12, 2022, we had reserved, pursuant to our equity compensation plans, 1,911,744 shares of common stock, of which 1,850,000 were reserved for options granted and outstanding and 61,744 were reserved for future grants to our employees and Board of Directors. In addition, as of that date, we had outstanding warrants (not including the Series 2 Warrants) to purchase up to 107,095 shares of common stock and outstanding Pre-Funded Warrants to purchase up to 12,171,628 shares of common stock.

Thus, as of the Record Date, we have used all shares of authorized common stock including shares outstanding and shares reserved for issuance. Further, we are obligated to seek stockholder approval of the amendment to our Certificate of Incorporation to increase the authorized shares of common stock. If we do not obtain stockholder approval for this Proposal 4 at the Annual Meeting, we will be obligated to continue to seek stockholder approval to increase the authorized shares every four months until such approval is obtained.

Potential Consequences if Proposal 4 is Not Approved

If this Proposal 4 is not approved by our stockholders, our financing alternatives will be severely limited by the lack of available unissued and unreserved authorized shares of common stock, and stockholder value may be harmed by this limitation. In addition, our future success depends upon our ability to attract, retain and motivate highly-skilled employees, and if this proposal is not approved by our stockholders, the lack of available unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities could adversely impact our ability to achieve these goals. In short, if our stockholders do not approve this proposal, we may not be able to access the capital markets, complete corporate collaborations, partnerships or other strategic transactions, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success.

Further, we are obligated under the terms of the September 2022 Offering to continue to seek stockholder approval to increase our authorized shares of common stock every four months if we do not obtain approval of this Proposal 4 at the Annual Meeting, which will obligate us to hold special meetings of our stockholders until such approval is obtained, which will result in significant additional expense to us.

Rights of Additional Authorized Shares

If and when issued, the additional common stock to be authorized by adoption of the Common Stock Amendment would have rights and privileges identical to our currently outstanding common stock. Those rights do not include preemptive rights with respect to the future issuance of any additional shares of common.

Potential Adverse Effects of Increase in Authorized Common Stock

Future issuances of common stock or securities convertible into common stock could have a dilutive effect on our earnings per share, book value per share, and the voting power and ownership interest of current stockholders.

Additionally, at the Annual Meeting the Company is seeking approval from our stockholders of a proposal to amend our Certificate of Incorporation to effect a reverse stock split at a ratio in the range of 1-for-5 to 1-for-20 (Proposal 6). This amendment, if effected, would reduce the number of our outstanding shares of common stock and the number of shares of common stock that we may issue in the future pursuant to our current obligations, but would not reduce the number of our authorized shares of common stock under our Certificate of Incorporation. Accordingly, if our stockholders approve Proposal 6 and the Company files an amendment to our Certificate of Incorporation to effect the reverse stock split, the number of shares available for issuance under the Company’s Certificate of Incorporation would increase, in addition to the increase in the number of shares available for issuance under our Certificate of Incorporation as a result of effecting the amendment that is the subject of this Proposal 4.

Anti-Takeover Effects

The increased proportion of unissued authorized shares, compared to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for our combination with another company). However, the Common Stock Amendment is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders.

Timing of Proposed Amendment

If Proposal 4 is approved by the stockholders, as soon as practicable after the Annual Meeting, we will file the Common Stock Amendment with the office of the Secretary of State of Delaware to implement the increase in the authorized number of shares of common stock and corresponding change to the number of authorized shares of capital stock. Upon approval and following such filing with the Secretary of State of Delaware, the Common Stock Amendment will become effective on the date it is filed.

Required Vote

The approval of the proposal to effect the increase in the authorized shares will require the affirmative vote of the holders of a majority of the shares of the Company’s outstanding common stock. The Offering, which closed on September 15, 2022, as further described above, was approved by a disinterested vote of our Board. Stockholders holding shares of our common stock who are also holders of Series 2 Warrants issued in the Offering are entitled to vote their shares of common stock on this Proposal 4. Because the vote is based on the total number of shares outstanding rather than the votes cast at the Annual Meeting, your failure to vote on Proposal 4 has the same effect as a vote against the proposal.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

This Proposal 4 is separate from, and is not conditioned on, the approval of Proposal 5 or Proposal 6, and Proposal 5 and Proposal 6 are separate from, and are not conditioned on, the approval of Proposal 4. Accordingly, if only one of these proposals receives the required vote, we will file an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting only the changes approved pursuant to the approval of such proposal, as shown in Appendix A hereto.

Board Recommendation

Our Board Recommends a Vote “For” Proposal 4.

PROPOSAL 5

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF UP TO 5,000,000 SHARES OF PREFERRED STOCK

General

Our Board has approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to authorize the issuance of 5,000,000 shares of preferred stock, par value $0.0001, and to make a corresponding change to the number of authorized shares of capital stock. The form of the proposed amendment is included in Appendix A attached to this Proxy Statement (the “Preferred Stock Amendment”).

We currently have a total of 40,000,000 shares of capital stock authorized under our Certificate of Incorporation, consisting of 40,000,000 shares of common stock and no shares of preferred stock. Our Board is asking our stockholders to approve an amendment that will increase the number of authorized shares of common stock from 40,000,000 to 160,000,000 pursuant to Proposal 4 above. If this Proposal 5 is approved, we will amend the Certificate of Incorporation to authorize the issuance of up to 5,000,000 shares of preferred stock. If both Proposal 4 and Proposal 5 are approved, the authorized shares of all classes of our capital stock would be increased from 40,000,000 to 165,000,000 shares.

Background and Purpose of the Proposal

Our Certificate of Incorporation currently does not authorize us to issue preferred stock. Upon filing with the Delaware Secretary of State, the Preferred Stock Amendment will authorize the Company to issue up to 5,000,000 shares of preferred stock. The Board will be authorized to fix the designations, rights, preferences, powers and limitations of each series of the preferred stock. We asked our stockholders to approve a substantially similar amendment at our 2021 Annual Meeting of Stockholders. While the substantial majority of stockholders that voted on the prior proposal to authorize us to issue preferred stock voted “for” the proposal, we did not obtain the approval of a majority of our outstanding shares of common stock, the threshold necessary to approve the amendment. Accordingly, we are again seeking stockholder approval of this Proposal 5 at the Annual Meeting.

If this Proposal 5 is approved, the preferred stock we will be authorized to issue will be “blank check” preferred stock. The term “blank check” preferred stock refers to stock which gives the board of directors of a corporation the flexibility to create one or more series of preferred stock, from time to time, and to determine the relative rights, preferences, powers and limitations of each series, including, without limitation: (i) the number of shares in each series, (ii) whether a series will bear dividends and whether dividends will be cumulative, (iii) the dividend rate and the dates of dividend payments, (iv) liquidation preferences and prices, (v) terms of redemption, including timing, rates and prices, (vi) conversion rights, (vii) any sinking fund requirements, (viii) any restrictions on the issuance of additional shares of any class or series, (ix) any voting rights and (x) any other relative, participating, optional or other special rights, preferences, powers, qualifications, limitations or restrictions. Any issuances of Preferred Stock by the Company will need to be approved by the Board.

Effects of Preferred Stock Amendment on Current Stockholders

The shares of preferred stock to be authorized pursuant to the Preferred Stock Amendment could be issued, at the discretion of the Board, for any proper corporate purpose, without further action by the stockholders other than as may be required by applicable law. The Company does not currently have any plan or proposal to issue any shares of preferred stock. Existing stockholders do not have preemptive rights with respect to future issuance of preferred stock by the Company and their interest in the Company could be diluted by such issuance with respect to earnings per share, voting, liquidation rights and book and market value.

The Board will have the power to issue the shares of preferred stock in one or more series with such preferences and voting rights as the Board may fix in the resolution providing for the issuance of such shares. The issuance of shares of preferred stock could affect the relative rights of the Company’s shares of common stock. Depending upon the exact terms, limitations and relative rights and preferences, if any, of the shares of preferred stock as determined by the Board at the time of issuance, the holders of shares of preferred stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the Company, redemption rights, rights to convert their shares of preferred stock into shares of common stock, and voting rights which would tend to dilute the voting control of the Company by the holders of shares of common stock. Depending on the particular terms of any series of the preferred stock, holders thereof may have significant voting rights and the right to representation on the Company’s Board. In addition, the approval of the holders of shares of preferred stock, voting as a class or as a series, may be required for the taking of certain corporate actions, such as mergers.

Anti-Takeover Effects

The issuance of shares of preferred stock may have the effect of discouraging or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise or seeking to bring about removal of incumbent management or a corporate transaction such as a merger. For example, the issuance of shares of preferred stock in a public or private sale, merger or in a similar transaction may, depending on the terms of the series of preferred stock dilute the interest of a party seeking to take over the Company. Further, the authorized preferred stock could be used by the Board for adoption of a stockholder rights plan or “poison pill.”

The Preferred Stock Amendment was not proposed in response to, or for the purpose of deterring, any current effort by a hostile bidder to obtain control of the Company or as an anti-takeover measure. It should be noted that any action taken by the Company to discourage an attempt to acquire control of the Company might result in stockholders not being able to participate in any possible premiums which might be obtained in the absence of anti-takeover provisions. Any transaction which may be so discouraged or avoided could be a transaction that the Company’s stockholders might consider to be in their best interests. However, the Board has a fiduciary duty to act in the best interests of the Company’s stockholders at all times.

Timing of Proposed Amendment

If this Proposal 5 is approved by the stockholders, as soon as practicable after the Annual Meeting, we will file the Preferred Stock Amendment with the office of the Secretary of State of Delaware to implement the increase in the authorized number of shares of preferred stock and corresponding change to the number of authorized shares of capital stock. Upon approval and following such filing with the Secretary of State of Delaware, the Preferred Stock Amendment will become effective on the date it is filed.

Required Vote

The approval of the proposal to authorize the issuance of shares of preferred stock will require the affirmative vote of the holders of a majority of the shares of the Company’s outstanding common stock. Because the vote is based on the total number of shares outstanding rather than the votes cast at the Annual Meeting, your failure to vote on this Proposal 5 has the same effect as a vote against the proposal.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

This Proposal 5 is separate from, and is not conditioned on, the approval of Proposal 4 or Proposal 6, and Proposal 4 and Proposal 6 are separate from, and are not conditioned on, the approval of Proposal 5. Accordingly, if only one of these proposals receives the required vote, we will file an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting only the changes approved pursuant to the approval of such proposal, as shown in Appendix A hereto.

Board Recommendation:

Our Board Recommends a Vote For the Approval of Proposal 5.

PROPOSAL 6

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK

Our Board has approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to combine the outstanding shares of our common stock into a lesser number of outstanding shares, which is commonly known as a “reverse stock split.” By approving this Proposal 6, stockholders will approve an amendment to our Certificate of Incorporation pursuant to which any whole number of outstanding shares between and including 5 and 20 would be combined into one share of our common stock, and authorize our Board to file such amendment with the Secretary of State of Delaware, as determined by our Board in the manner described herein. The form of the proposed amendment is included in Appendix A attached to this Proxy Statement (the “Reverse Stock Split Amendment”).

If this Proposal 6 is approved and our Board determines that it is in the best interests of the Company and its stockholders to file the Reverse Stock Split Amendment, we intend to file a Certificate of Amendment with the Secretary of State of the State of Delaware amending Article IV of our Certificate of Incorporation as described in Appendix A attached to this Proxy Statement.

By adopting the Reverse Stock Split Amendment, stockholders are approving a combination of any whole number of shares of common stock, between and including 5 and 20, into one share. The amendment that is filed will include only one ratio determined by the Board to be in the best interests of the Company and its stockholders.

Our Board believes that stockholder approval of an amendment granting our Board discretion to select an exchange ratio within a range, rather than approval of a specified exchange ratio, provides our Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders. Our Board may effect only one reverse stock split as a result of this authorization. Our Board may also elect not to do any reverse stock split. Our Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock, and the continued listing requirements of The Nasdaq Capital Market. Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if our Board does not deem it to be in the best interests of the Company and its stockholders. The reverse stock split will take effect, if at all, after it is approved by our stockholders holding a majority of the shares of our common stock outstanding and after filing the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.

We reserve the right to not file the amendment to our Certificate of Incorporation without further action by our stockholders at any time before the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, even if the amendment is approved by our stockholders at the Annual Meeting. If the Board determines that the reverse stock split should be effected, the Board will determine the ratio for the reverse stock split and will abandon the other forms of amendment reflecting the other ratios. By voting in favor of the amendment, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, the proposed amendment if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders. If our Board does not implement a reverse stock split on or prior to the one year anniversary of the conclusion of the Annual Meeting, we will not implement the reverse stock split without receiving stockholder approval again to implement a future reverse stock split.

Reasons for Seeking Stockholder Approval

Our common stock is currently listed on The Nasdaq Capital Market. In order for our common stock to continue to be listed on The Nasdaq Capital Market, we must satisfy various listing maintenance standards established by Nasdaq.

Under Nasdaq’s listing maintenance standards for The Nasdaq Capital Market, if the closing bid price of our common stock is under $1.00 per share for 30 consecutive business days and does not thereafter reach $1.00 per share or higher for a minimum of ten consecutive business days during the 180 calendar days (the “grace period”) following notification by Nasdaq, Nasdaq may delist our common stock from trading. If a delisting from The Nasdaq Capital Market were to occur, our common stock could begin to trade on one of the markets operated by OTC Markets Group, including OTCQX, OTCQB or OTC Pink (formerly known as the “pink sheets”), as the case may be. Such alternatives are generally considered to be less efficient markets and not as broad or deep as The Nasdaq Capital Market.

On September 6, 2022, Nasdaq notified us that the bid price of our common stock had closed below the required $1.00 per share for 30 consecutive trading days and, accordingly, that we did not comply with the applicable Nasdaq minimum bid price requirement. We have been provided 180 calendar days by Nasdaq, or until March 6, 2023, to regain compliance with this requirement. Accordingly, our Board adopted resolutions declaring it advisable to amend our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-5 to 1-for-20, such ratio to be determined in the discretion of our Board. These resolutions were approved as a means of increasing the share price of our common stock above $1.00, which is required for continued listing on The Nasdaq Capital Market.

Purpose and Material Effects of Proposed Reverse Stock Split

As noted above, one of the key requirements for continued listing on The Nasdaq Capital Market is that our common stock must maintain a minimum bid price above $1.00 per share. We believe that the reverse stock split will improve the price level of our common stock so that we are able to maintain compliance with the Nasdaq minimum bid price listing standard. We also believe that the higher share price could help generate interest in us among investors. Furthermore, we believe that maintaining our Nasdaq listing may provide us with a broader market for our common stock, and provide our stockholders with increased liquidity.

However, the effect of the reverse stock split upon the market price for our common stock cannot be predicted, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of our common stock after the reverse stock split may not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse stock split. The market price per post-reverse stock split share may not either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or otherwise meet the requirements of Nasdaq for continued inclusion for trading on The Nasdaq Capital Market. The market price of our common stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares. No fractional shares will be issued in connection with the reverse stock split. Instead, the Company will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process.

The principal effect of the reverse stock split will be that (i) the number of shares of common stock issued and outstanding will be reduced from 25,809,533 shares as of October 12, 2022 to a number of shares between and including one-5th to one-20th that amount, as the case may be based on the ratio for the reverse stock split as determined by our Board, (ii) all outstanding warrants, pre-funded warrants and options entitling the holders thereof to purchase shares of our common stock will enable such holders to purchase, upon exercise of their warrants, pre-funded warrants or options, between and including one-5th to one-20th of the number of shares of common stock which such holders would have been able to purchase upon exercise of their warrants, pre-funded warrants or options immediately preceding the reverse stock split at an exercise price equal to between and including 5 to 20 times the exercise price specified before the reverse stock split, resulting in the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the reverse stock split, as the case may be based on the ratio for the reverse stock split as determined by our Board, and (iii) the number of shares reserved for issuance pursuant to our 2020 Plan will be reduced to between and including one-5th to one-20th of the number of shares then included in such plan, as the case may be based on the ratio for the reverse stock split as determined by our Board.

The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced to between and including one-5th to one-20th of its present amount, as the case may be based on the ratio for the reverse stock split as determined by our Board, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.

The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of common stock now authorized. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Because our authorized common stock will not be reduced by the reverse stock split, the overall effect will be an increase in authorized but unissued shares of common stock. Such increase would be in addition to the increase in our authorized shares that will be effected if Proposal 4 in this Proxy Statement is approved by our stockholders. These shares may be issued by our Board in its discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our common stock.

The tables below set forth, as of the Record Date and for illustrative purposes only, certain approximated effects of potential reverse stock split ratios between 1-for-5 and 1-for-20 on our common stock (without giving effect to the treatment of fractional shares). The percentages for each line item in the tables represent the percentage of the total number of authorized shares of common stock both prior to and after giving effect to the Reverse Stock Split Amendment at the assumed ratios.

The following table assumes that Proposal 4 is not approved and that the number of authorized shares of our common stock remains at 40,000,000 shares.

	Prior to Reverse Stock Split		After Reverse Stock Split Assuming Certain Ratios
		%	1-for-5%		1-for-10%		1-for-20%
Number of Shares Authorized	40,000,000	100%	40,000,000	100%	40,000,000	100%	40,000,000	100%
Number of Shares Issued and Outstanding	25,809,533	64.52%	5,161,907	12.90%	2,580,953	6.45%	1,290,477	3.23%
Number of Shares Reserved for Issuance (1) (2)	14,190,467	35.48%	2,838,093	7.10%	1,419,047	3.55%	709,523	1.77%
Number of Shares Authorized and Unissued	0	0.00%	32,000,000	80.00%	36,000,000	90.00%	38,000,000	95.00%

(1)

Such number of shares of common stock reserved for issuance is comprised of: (i) 1,911,744 shares of common stock reserved for issuance pursuant to our equity compensation plans; (ii) 107,095 shares of common stock reserved for issuance pursuant to warrants outstanding as of the Record Date; and (iii) 12,171,628 shares of common stock reserved for issuance pursuant to Pre-Funded Warrants outstanding as of the Record Date.

(2)

Such number of shares of common stock reserved for issuance does not include the shares of common stock underlying the 29,809,471 Series 2 Warrants outstanding because such Series 2 Warrants cannot be exercised unless and until we increase our authorized shares of common stock.

The following table assumes that Proposal 4 is approved and that the number of authorized shares of our common stock is increased to 160,000,000 shares.

	Prior to Reverse Stock Split		After Reverse Stock Split Assuming Certain Ratios
		%	1-for-5%		1-for-10%		1-for-20%
Number of Shares Authorized	160,000,000	100%	160,000,000	100%	160,000,000	100%	160,000,000	100%
Number of Shares Issued and Outstanding	25,809,533	16.13%	5,161,907	3.23%	2,580,953	1.61%	1,290,477	0.81%
Number of Shares Reserved for Issuance (1)	43,999,938	27.50%	8,799,988	5.50%	4,399,994	2.75%	2,199,997	1.37%
Number of Shares Authorized and Unissued	90,190,529	56.37%	146,038,105	91.27%	153,019,053	95.64%	156,509,526	97.82%

(1)

Such number of shares of common stock reserved for issuance is comprised of: (i) 1,911,744 shares of common stock reserved for issuance pursuant to our equity compensation plans; (ii) 107,095 shares of common stock reserved for issuance pursuant to warrants outstanding as of the Record Date; (iii) 12,171,628 shares of common stock reserved for issuance pursuant to Pre-Funded Warrants outstanding as of the Record Date; and (iv) 29,809,471 shares of common stock that will become reserved for issuance in connection with the approval of Proposal 4 and the corresponding increase in our authorized shares of common stock, pursuant to Series 2 Warrants outstanding.

Anti-Takeover Effects

While our Board believes it advisable to authorize and approve the Reverse Stock Split Amendment for the reasons set forth above, our Board is aware that the increased proportion of unissued authorized shares, compared to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for our combination with another company). However, the Reverse Stock Split Amendment is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders.

Certain Effects of the Reverse Stock Split

Stockholders should recognize that if the reverse stock split is effectuated they will own fewer shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the amendment divided by 5 to 20, as the case may be based on the ratio for the reverse stock split as determined by our Board, rounded up to the nearest whole share). The reverse stock split will have no effect on the number of our currently authorized but unissued shares of common stock. While we expect that the reverse stock split will result in an increase in the market price of our common stock, the reverse stock split may not increase the market price of our common stock by a multiple equal to the exchange number or result in the permanent increase in the market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our common stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of the reverse stock split. Furthermore, the possibility exists that liquidity in the market for our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. Consequently, the reverse stock split may not achieve the desired results that have been outlined above.

Effect On Our Equity Compensation Plans

As of October 12, 2022, there were approximately 1,911,744 shares of our common stock reserved for future issuance under the 2020 Plan and an aggregate of 738,064 outstanding stock options under our 2020 Plan and our Share Option Plan. Under Section 11 of our 2020 Plan, in the event of a reverse stock split, the maximum aggregate number of shares of stock available for grant, the number of shares of stock subject to any award, and any numeric limitation expressed in the 2020 Plan shall be appropriately adjusted by the Compensation Committee of the Board or the Board, as applicable. Under Section 9.3 of our Share Option Plan, in the event of reorganization of our common stock, the number of shares of stock subject to any award or the exercise price of the outstanding option award or both will be appropriately adjusted by the Compensation Committee of the Board or the Board, as applicable.

Accordingly, if the Reverse Stock Split Amendment is effected, the Company expects that the number of all outstanding equity awards will be proportionately adjusted by our Compensation Committee, using the same final ratio determined by the Board, pursuant to its existing authority under the Company’s equity compensation plans to do so. In connection with the Reverse Stock Split Amendment, the Compensation Committee will implement only applicable technical, conforming changes to the 2020 Plan and the Share Option Plan, including ratably reducing the authorized shares of common stock available for awards under the 2020 Plan.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the reverse stock split is approved by our stockholders, the reverse stock split would become effective at such time as it is deemed by our Board to be in the best interests of the Company and its stockholders and we file the Reverse Stock Split Amendment with the Secretary of State of Delaware. Even if the reverse stock split is approved by our stockholders, our Board has discretion not to carry out or to delay in carrying out the reverse stock split. Upon the filing of the Reverse Stock Split Amendment, all the old common stock will be converted into new common stock as set forth in the amendment.

As soon as practicable after the effective time of the reverse stock split, stockholders will be notified by public announcement of the Company that the reverse stock split has been effected.

Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold shares of our common stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Certain of our registered holders of our common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-reverse stock split common stock.

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the reverse stock split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-reverse stock split common stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-reverse stock split common stock to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for the appropriate number of shares of post-reverse stock split common stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beginning on the effective time of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Instead, the Company will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as that stockholder did immediately prior to the reverse stock split, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

Criteria to be used for Decision to Apply the Reverse Stock Split

In the event that approval for the reverse stock split is obtained, our Board will be authorized to proceed with the reverse stock split in its discretion.

Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain U.S. federal income tax consequences of the reverse stock split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Proxy Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the reverse stock split, whether or not they are in connection with the reverse stock split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

General Tax Treatment of the Reverse Stock Split

The reverse stock split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the reverse stock split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of shares of our common stock for a lesser number of shares of our common stock, based upon the reverse stock split ratio. A U.S. holder’s aggregate tax basis in the lesser number of shares of our common stock received in the reverse stock split will be the same as such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the reverse stock split. The holding period for the shares of our common stock received in the reverse stock split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the reverse stock split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to this proposed amendment to our Certificate of Incorporation, and the Company will not independently provide stockholders with any such rights.

Required Vote

The approval of the proposal to effect the reverse stock split will require the affirmative vote of the holders of a majority of the shares of the Company’s outstanding common stock. Because the vote is based on the total number of shares outstanding rather than the votes cast at the Annual Meeting, your failure to vote on Proposal 6 has the same effect as a vote against the proposal. Because Proposal 6 is considered “routine” for these purposes, there will not be any broker non-votes for this proposal.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

This Proposal 6 is separate from, and is not conditioned on, the approval of Proposal 4 or Proposal 5, and Proposal 4 and Proposal 5 are separate from, and are not conditioned on, the approval of Proposal 6. Accordingly, if only one of these proposals receives the required vote, we will file an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting only the changes approved pursuant to the approval of such proposal, as shown in Appendix A  hereto.

Board Recommendation:

Our Board Recommends a Vote For the Approval of Proposal 6.

PROPOSAL 7

APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES

Adjournment of the Annual Meeting

In the event that the number of shares of common stock present via attendance at the virtual Annual Meeting or represented by proxy at the Annual Meeting and voting “FOR” the adoption of any of the other proposals set forth in this Proxy Statement is insufficient to adopt one or more of such proposals, we may move to adjourn the Annual Meeting in order to enable the Board to solicit additional proxies in favor of the adoption of such proposal. In that event, we will ask stockholders to vote upon the adjournment proposal and on the other proposals discussed in this Proxy Statement. If the adjournment is for more than thirty (30)  days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Required Vote

Approval of this Proposal 7 requires the affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting (meaning that of the shares represented at the meeting and entitled to vote, a majority of them must be voted “FOR” this Proposal 7 for it to be approved).

Board Recommendation

Our Board Recommends a Vote “For” Proposal 7.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report on Form 10-K for the year ended June 30, 2022 is being made available to our stockholders along with this Proxy Statement.

OTHER MATTERS

We know of no other matters to be submitted at our Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board may recommend.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one Notice of Internet Availability of Proxy Materials or Proxy Statement and annual report is being delivered to stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. Upon the written or oral request of a stockholder, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials or the Proxy Statement and annual report to a stockholder at a shared address to which a single copy was delivered. Stockholders desiring to receive a separate copy now or in the future may contact us at our corporate offices located at 3940 Trust Way, Hayward, California 94545, or by telephone: (510) 780-0819.

Stockholders who share an address but are receiving multiple copies of the Notice of Internet Availability of Proxy Materials or the Proxy Statement and annual report may contact us through our corporate offices at 3940 Trust Way, Hayward, California 94545, or by telephone: (510) 780-0819 to request that a single copy be delivered.

By Order of the Board of Directors,

Dr. Jerel Banks
Chief Executive Officer

Hayward, California

October 25, 2022

Appendix A

Form of Proposed Amendments to the Amended and Restated Certificate of Incorporation

of Benitec Biopharma Inc.

Amendment if each of Proposal 4, Proposal 5 and Proposal 6 is approved by the Stockholders at the Annual Meeting

If the Company’s stockholders approve each of Proposal 4, Proposal 5 and Proposal 6 at the Annual Meeting, Article IV of the Company’s Amended and Restated Certificate of Incorporation will be amended and restated in its entirety as follows:

The total number of shares of stock which the Corporation shall have authority to issue is one hundred sixty-five million (165,000,000) shares, of which one hundred sixty million (160,000,000) shares shall be Common Stock with a par value of $0.0001 per share, and five million (5,000,000) shares shall be Preferred Stock with a par value of $0.0001 per share.

A.

Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B.

Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

C.

Reverse Stock Split. Upon the effectiveness (the “Effective Time”) of the Certificate of Amendment to, among other things, effect a reverse stock split (the “Certificate of Amendment”) pursuant to Section 242 of the DGCL, each                  (                )[1] shares of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined and changed into one (1) fully paid and nonassessable share of Common Stock (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “reverse stock split”). From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been combined pursuant to the Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such reverse stock split.

[1]

By adopting this amendment, stockholders are approving a combination of any whole number of shares of common stock, between and including 5 and 20 into one whole share. The amendment that is filed will include only one ratio determined by the Board to be in the best interests of the Company and its stockholders and the other amendments will be abandoned.

Amendment if Proposal 4 and Proposal 5 are approved, but Proposal 6 is not approved, by the Stockholders at the Annual Meeting

If the Company’s stockholders approve Proposal 4 and Proposal 5 but do not approve Proposal 6 at the Annual Meeting, Article IV of the Company’s Amended and Restated Certificate of Incorporation will be amended and restated in its entirety as follows:

The total number of shares of stock which the Corporation shall have authority to issue is one hundred sixty-five million (165,000,000) shares, of which one hundred sixty million (160,000,000) shares shall be Common Stock with a par value of $0.0001 per share, and five million (5,000,000) shares shall be Preferred Stock with a par value of $0.0001 per share.

A.

Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B.

Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

Amendment if Proposal 4 and Proposal 6 are approved, but Proposal 5 is not approved, by the Stockholders at the Annual Meeting

If the Company’s stockholders approve Proposal 4 and Proposal 6 but do not approve Proposal 5 at the Annual Meeting, Article IV of the Company’s Amended and Restated Certificate of Incorporation will be amended and restated in its entirety as follows:

The total number of shares of stock which the Corporation shall have authority to issue is one hundred sixty million (160,000,000) shares, all of which shall be Common Stock with a par value of $0.0001 per share. Holders of shares of Common Stock shall be entitled to one vote for each share of such stock held on all matters as to which stockholders may be entitled to vote pursuant to the DGCL.

Upon the effectiveness (the “Effective Time”) of the Certificate of Amendment to, among other things, effect a reverse stock split (the “Certificate of Amendment”) pursuant to Section 242 of the DGCL, each                (                 )2 shares of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined and changed into one (1) fully paid and nonassessable share of Common Stock (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “reverse stock split”). From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been combined pursuant to the Certificate of

[2]

By adopting this amendment, stockholders are approving a combination of any whole number of shares of common stock, between and including 5 and 20 into one whole share. The amendment that is filed will include only one ratio determined by the Board to be in the best interests of the Company and its stockholders and the other amendments will be abandoned.

Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such reverse stock split.

Amendment if Proposal 5 and Proposal 6 are approved, but Proposal 4 is not approved, by the Stockholders at the Annual Meeting

If the Company’s stockholders approve Proposal 5 and Proposal 6 but do not approve Proposal 4 at the Annual Meeting, Article IV of the Company’s Amended and Restated Certificate of Incorporation will be amended and restated in its entirety as follows:

The total number of shares of stock which the Corporation shall have authority to issue is forty-five million (45,000,000) shares, of which forty million (40,000,000) shares shall be Common Stock with a par value of $0.0001 per share, and five million (5,000,000) shares shall be Preferred Stock with a par value of $0.0001 per share.

A.

Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B.

Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

C.

Reverse Stock Split. Upon the effectiveness (the “Effective Time”) of the Certificate of Amendment to, among other things, effect a reverse stock split (the “Certificate of Amendment”) pursuant to Section 242 of the DGCL, each                  (                )[3] shares of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined and changed into one (1) fully paid and nonassessable share of Common Stock (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “reverse stock split”). From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been combined pursuant to the Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such reverse stock split.

[3]

By adopting this amendment, stockholders are approving a combination of any whole number of shares of common stock, between and including 5 and 20 into one whole share. The amendment that is filed will include only one ratio determined by the Board to be in the best interests of the Company and its stockholders and the other amendments will be abandoned.

Amendment if Proposal 4 is approved, but Proposal 5 and Proposal 6 are not approved, by the Stockholders at the Annual Meeting

If the Company’s stockholders approve Proposal 4 but do not approve Proposal 5 and Proposal 6 at the Annual Meeting, Article IV of the Company’s Amended and Restated Certificate of Incorporation will be amended and restated in its entirety as follows:

The total number of shares of stock which the Corporation shall have authority to issue is one hundred sixty million (160,000,000) shares, all of which shall be Common Stock with a par value of $0.0001 per share. Holders of shares of Common Stock shall be entitled to one vote for each share of such stock held on all matters as to which stockholders may be entitled to vote pursuant to the DGCL.

Amendment if Proposal 5 is approved, but Proposal 4 and Proposal 6 are not approved, by the Stockholders at the Annual Meeting

If the Company’s stockholders approve Proposal 5 but do not approve Proposal 4 and Proposal 6 at the Annual Meeting, Article IV of the Company’s Amended and Restated Certificate of Incorporation will be amended and restated in its entirety as follows:

The total number of shares of stock which the Corporation shall have authority to issue is forty-five million (45,000,000) shares, of which forty million (40,000,000) shares shall be Common Stock with a par value of $0.0001 per share, and five million (5,000,000) shares shall be Preferred Stock with a par value of $0.0001 per share.

A.

Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B.

Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

Amendment if Proposal 6 is approved, but Proposal 4 and Proposal 5 are not approved, by the Stockholders at the Annual Meeting

If the Company’s stockholders approve Proposal 6 but do not approve Proposal 4 and Proposal 5 at the Annual Meeting, Article IV of the Company’s Amended and Restated Certificate of Incorporation will be amended to add the following paragraph:

Upon the effectiveness (the “Effective Time”) of the Certificate of Amendment to effect a reverse stock split (the “Certificate of Amendment”) pursuant to Section 242 of the DGCL, each                 (                )4 shares of Common Stock issued and outstanding immediately prior to the Effective Time (the

[4]

By adopting this amendment, stockholders are approving a combination of any whole number of shares of common stock, between and including 5 and 20 into one whole share. The amendment that is filed will include only one ratio determined by the Board to be in the best interests of the Company and its stockholders and the other amendments will be abandoned.

“Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined and changed into one (1) fully paid and nonassessable share of Common Stock (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “reverse stock split”). From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been combined pursuant to the Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such reverse stock split.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

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A	Proposals – The Board of Directors recommend a vote FOR the nominees listed and FOR Proposals 2, 3, 4, 5, 6 and 7.

1. Election of Class III Directors:

	For	Withhold		For	Withhold
01 - Dr. Jerel A. Banks	☐	☐	02 - Megan Boston	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023.	☐	☐	☐	3. Approval of the non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in the attached proxy statement.	☐	☐	☐

4. Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 shares to 160,000,000 shares, and to make a corresponding change to the number of authorized shares of capital stock.

	☐	☐	☐

5. Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to authorize 5,000,000 shares of preferred stock, par value $0.0001 per share, and to make a corresponding change to the number of authorized shares of capital stock.

					☐	☐	☐

6. Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-5 to 1-for-20, such ratio to be determined in the discretion of the Company’s Board of Directors.

	☐	☐	☐	7. Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the other proposals in this Proxy Statement.	☐	☐	☐

                                                         03PDMD

The 2022 Annual Meeting of Stockholders of Benitec Biopharma Inc. will be held on

Wednesday, December 7, 2022 at 3:00 p.m., Pacific Time, virtually via the internet at https://meetnow.global/MVNT77G.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.investorvote.com/BNTC

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BNTC

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Notice of 2022 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — December 7, 2022

Dr. Jerel A. Banks and Megan Boston, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Benitec Biopharma Inc. to be held on Wednesday, December 7, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3, 4, 5, 6 and 7.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

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